Exhibit 10.1
FIRST AMENDMENT TO THE
TESSERA TECHNOLOGIES, INC.
SIXTH AMENDED AND RESTATED EQUITY INCENTIVE PLAN

Pursuant to Section 16(a) of the Tessera Technologies, Inc. Sixth Amended and Restated 2003 Equity Incentive Plan (the “Plan”), the Plan is hereby amended (this “Amendment”) as follows:

Section 12 of the Plan shall be amended in its entirety to read as follows:

12. Automatic Awards to Non-Employee Directors.
(a)     During the term of the Plan, each Non-Employee Director who is serving on the Board as of the date of each annual meeting of stockholders and who will continue to serve as a Non-Employee Director following the date of such annual meeting (including, for the avoidance of doubt, a Non-Employee Director initially elected or appointed to the Board on the date of such annual meeting) automatically shall be granted a combination of Options and/or Restricted Stock on the date of such annual meeting (an “Annual Award”). Each Annual Award shall consist of (i) an Option to purchase such number of shares of Common Stock as is determined by dividing (A) the dollar amount of the Annual Award to be paid in Options, if any, by (B) (1) the Fair Market Value per share of the Common Stock on the date of grant of such Option divided by (2) two (2) (subject to adjustment as provided in Section 14) (an “Annual Option”), and (ii) such number of shares of Restricted Stock as is determined by dividing (A) the dollar amount of the Annual Award to be paid in Restricted Stock, if any, by (B) the Fair Market Value per share of the Common Stock on the date of grant of such Restricted Stock (subject to adjustment as provided in Section 14) (an “Annual Restricted Stock Award”). The Compensation Committee of the Board shall determine the allocation of each Annual Award among Options and/or Restricted Stock prior to the date of grant of such Annual Award; provided, however, that the total dollar value of each Annual Award shall equal $150,000. Members of the Board who are employees of the Company who subsequently retire from the Company and remain on the Board, to the extent that they are otherwise eligible, will receive after retirement from employment with the Company Annual Awards, including the pro-rata Annual Reward pursuant to Section 12(b) below (which pro-ration will reflect the such Director’s partial year of service, as calculated by dividing the number of days from the date of such retirement through the first anniversary of the date of the preceding annual meeting, by three-hundred sixty-five (365)).
(b)     During the term of the Plan, a person who is initially elected or appointed to the Board other than on the date of an annual meeting and who is a Non-Employee Director at the time of such initial election or appointment automatically shall be granted a pro-rated Annual Award (which pro-ration will reflect the Non-Employee Director’s partial year of service, as calculated by dividing the number of days from the date of such initial election or appointment through the first anniversary of the date of the preceding annual meeting, by three-hundred sixty-five (365)) on the date of such initial election or appointment in the same form(s) as the Annual Awards were granted to continuing Non-Employee Directors on the date of the annual meeting preceding such Non-Employee Director’s initial election or appointment (and in the same proportion of Options to Restricted Stock, if such Annual Awards were granted in a combination of the two types of Awards). The Awards granted pursuant to this Section 12(b) shall also be considered “Annual Awards.”
(c)     The exercise price per share of the shares subject to each Annual Option granted to a Non-Employee Director shall equal one hundred percent (100%) of the Fair Market Value per Share on the date of grant.
(d)     Except as otherwise provided in this Section 12, Annual Restricted Stock Awards granted to Non-Employee Directors pursuant to this Section 12 shall be subject to the terms and conditions of Section 8. Annual Restricted Stock Awards shall be subject to forfeiture to the Company upon the voluntary or involuntary termination of the Non-Employee Director’s service with the Company for any reason (including death or Disability). Annual Restricted Stock Awards granted to Non-Employee Directors shall be released from the forfeiture restriction on the first to occur of (i) the first anniversary of the date of grant of the shares subject to the Restricted Stock Award or (ii) the day prior to the next occurring annual meeting of stockholders following the date of grant of the shares subject to the Restricted Stock Award, unless otherwise determined by the Administrator.
(e)     Except as otherwise provided in this Section 12, Annual Options granted to Non-Employee Directors pursuant to this Section 12 shall be subject to the terms and conditions of Section 7. Annual Options granted to Non-Employee Directors shall vest and become exercisable on the first to occur of (i) the first anniversary of the date of grant of the Option or (ii) the day prior to the next occurring annual meeting of stockholders following the date of grant of the Option, unless otherwise determined by the Administrator. Subject to Sections 7(d)(ii), (iii) and (iv), the term of each Annual Option granted to a Non-Employee Director shall be ten (10) years from the date the Annual Option is granted.
This Amendment to the Plan shall be effective as of March 9, 2016.

IN WITNESS WHEREOF, Tessera Technologies, Inc. has executed this First Amendment to the Tessera Technologies, Inc. Sixth Amended and Restated 2003 Equity Incentive Plan this 9th day of March, 2016.

TESSERA TECHNOLOGIES, INC.

By: /s/ Paul Davis
Title: Senior Vice President and General Counsel